UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01

(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrants’ Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

1.     Amended and Restated Credit Agreement

On October 5, 2009, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”) and Rexnord LLC (together with RBS Global, the “Companies”), Credit Suisse, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) and the lenders party thereto entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), amending and restating the credit agreement dated as of July 21, 2006, to, among other things: (i) allow for one or more future issuances of secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans under the Amended and Restated Credit Agreement at par; (ii) subject to the requirement to make such offers on a pro rata basis to all lenders, allow the Companies to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Companies to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension; and (iii) allow for one or more future issuances of additional secured notes, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the Amended and Restated Credit Agreement, in an amount not to exceed the amount of incremental facility availability under the Amended and Restated Credit Agreement.

2.    Amended and Restated Guarantee and Collateral Agreement

On October 5, 2009, the Companies, the subsidiary guarantors party thereto, and the Administrative Agent entered into an Amended and Restated Guarantee and Collateral Agreement (the “Amended and Restated Guarantee and Collateral Agreement”).

Pursuant to the Amended and Restated Guarantee and Collateral Agreement, future issuances of secured notes may be secured by substantially all of the assets of the Companies and the assets of certain subsidiaries on a pari passu basis with obligations under the Amended and Restated Credit Agreement, and the Administrative Agent is authorized to act as the Authorized Representative for the secured parties.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of October, 2009.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of October, 2009.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley Vice President and General Counsel